Exhibit 10.1

ALLIED ESPORTS ENTERTAINMENT, INC.
amendment to Restricted Stock UNIT Agreement

THIS AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), made effective as of March 22, 2021 is by and between Allied Esports Entertainment, Inc., a Delaware corporation (the “Company”), and Frank Ng (the “Employee”).

Background

The Company and Employee entered into that certain Restricted Stock Unit Agreement dated January 19, 2021 (the “Agreement”), and the parties desire to amend the Agreement pursuant to Section 10(a) thereof;

AGREEMENT

NOW, THEREFORE, it is agreed as follows:

1. Definitions. Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

2. Vesting and Forfeiture of Units. Section 2(a) of the Agreement is deleted in its entirety and replaced as follows:

“(a) Generally. All Units shall become vested on the two-year anniversary of the closing date (the “Closing Date”) of the sale of the outstanding common stock of Club Services, Inc. to Element Partners, LLC, Bally’s Corporation or any affiliates thereof (the “Vesting Date”), provided that the Employee remains continuously employed by the Company through the Vesting Date.”

3. General.

(a) The Agreement shall remain in full force and effect, except as amended hereby.

(b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Amendment.

Signature Page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first written above.

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Adam Pliska
Name:	Adam Pliska
Title:	President

/s/ Frank Ng
Frank Ng